Exhibit 99.1

For investors	For media
Amy Wakeham	Jayme Rubenstein
+1 858-836-5000	+1 858-836-6798
investorrelations@resmed.com	news@resmed.com

ResMed Inc. Announces Results for the First Quarter of Fiscal Year 2020

•	Year-over-year revenue grows 16%, non-GAAP operating profit up 22%

•	Balanced growth across product portfolio and global markets

Note: A webcast of ResMed’s conference call will be available at 4:30 p.m. ET today at http://investor.resmed.com

SAN DIEGO, October 24, 2019 – ResMed Inc. (NYSE: RMD, ASX: RMD), a world-leading connected health company, today announced results for its quarter ended September 30, 2019.

First Quarter 2020 Highlights

•	Revenue increased 16% to $681.1 million; up 17% on a constant currency basis

•	Gross margin expanded 120 bps to 59.5%

•	Net operating profit increased 19%; non-GAAP operating profit up 22%

•	GAAP diluted earnings per share of $0.83; non-GAAP diluted earnings per share of $0.93

“Our global ResMed team delivered another quarter of strong performance in the first quarter of fiscal year 2020 with double-digit topline revenue growth, balanced growth across our businesses and regions, and further improvements in operating leverage resulting in double-digit growth at the bottom line,” said Mick Farrell, ResMed’s CEO. “We were particularly pleased that strong customer demand for our new products drove high-teens growth in the mask category during the quarter. Through organic growth and targeted acquisitions, we’re driving forward every facet of our business, leading the innovation of devices and software that improve health outcomes, create efficiencies, and reduce overall healthcare system costs. We’re well on our way to improving 250 million lives in out-of-hospital healthcare in 2025.”

RMD First Quarter 2020 Earnings Press Release – October 24, 2019	Page 2 of 9

Financial Results and Operating Metrics

Unaudited; $ in millions, except for per share amounts

	Three Months Ended
	September 30, 2019	September 30, 2018	% Change	Constant Currency (A)
Revenue	$681.1	$588.3	16%	17%
Gross margin	59.5%	58.3%	2
Selling, general and administrative expenses	167.4	147.3	14	16
Research and development expenses	48.0	38.8	24	27
Income from operations	171.1	144.1	19
Non-GAAP income from operations (B)	191.0	157.0	22
Net income	120.1	105.7	14
Non-GAAP net income (B)	135.4	116.3	16
Diluted earnings per share	$0.83	$0.73	14
Non-GAAP diluted earnings per share (B)	$0.93	$0.81	15

(A)

In order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency fluctuations, we provide certain financial information on a “constant currency basis,” which is in addition to the actual financial information presented. In order to calculate our constant currency information, we translate the current period financial information using the foreign currency exchange rates that were in effect during the previous comparable period. However, constant currency measures should not be considered in isolation or as an alternative to U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

(B)	See the reconciliation of non-GAAP financial measures in the table at the end of the press release.

Discussion of First Quarter Results

•

Revenue in the U.S., Canada, and Latin America, excluding Software as a Service, grew by 13 percent compared to the prior year period, driven by strong sales across our mask and device product portfolios.

•

Revenue in combined Europe, Asia and other markets grew by 8 percent on a constant currency basis compared to the same period of the prior year. Mask sales were strong across these markets. As expected, device sales in France and Japan were impacted as customers manage their fleets following the completion of their connected device upgrade programs. Device sales outside France and Japan grew well.

•

Software as a Service revenue increased by 83 percent, compared to the prior year period, due to continued growth in Brightree service offerings and incremental contribution from the acquisition of MatrixCare, which closed in the second quarter of fiscal year 2019.

•	Gross margin expanded by 120 basis points over the prior year period, primarily due to benefits from manufacturing and procurement efficiencies, and higher margin contribution from MatrixCare.

•

Selling, general, and administrative expenses increased by 14 percent compared to the prior year period, or by 16 percent on a constant currency basis. Excluding the impact of recent acquisitions, selling, general, and administrative expenses increased by 6 percent on a constant currency basis. SG&A expenses improved to 24.6 percent of revenue in the quarter, compared with 25.0 percent in the same period of the prior year.

•	Income from operations increased by 19 percent and non-GAAP income from operations increased by 22 percent compared to the prior year period.

•

Net income and diluted earnings per share both grew by 14 percent, predominantly attributable to strong sales, particularly in masks, coupled with controlled operating costs compared to the prior year quarter.

•	Non-GAAP net income grew by 16 percent and non-GAAP diluted earnings per share grew by 15 percent compared with the prior year quarter.

•	Cash flow from operations for the quarter was $162.4 million, compared to net income in the current quarter of $120.1 million. During the quarter we paid $56.1 million in dividends.

RMD First Quarter 2020 Earnings Press Release – October 24, 2019	Page 3 of 9

Other Business and Operational Highlights

•	The Lancet Respiratory Medicine published a multinational analysis by ResMed and 12 academic leaders in sleep research indicating more than 936 million people have obstructive sleep apnea.

•

Completed a $500M private placement debt offering, significantly lengthening average debt maturity profile and providing improved visibility into long-term funding costs. Net proceeds were used to pay down current borrowings on ResMed’s senior unsecured revolving credit facility.

•

Named Dealmaker of the Year by Medtech Insight, an award that recognizes the company most adept at advancing its business through investment deals. During the entry period (June 2018–June 2019), ResMed announced the acquisition of five companies to advance its mission to help keep millions of people healthy and out of the hospital.

•	Celebrated 20 years listed on the New York Stock Exchange (NYSE) and 30 years in business by ringing the Opening Bell ® at the NYSE on its listing anniversary.

Dividend program

The ResMed board of directors today declared a quarterly cash dividend of $0.39 per share. The dividend will have a record date of November 7, 2019, payable on December 12, 2019. The dividend will be paid in U.S. currency to holders of ResMed’s common stock trading on the New York Stock Exchange. Holders of Chess Depositary Instruments trading on the Australian Securities Exchange will receive an equivalent amount in Australian currency, based on the exchange rate on the record date, and reflecting the 10:1 ratio between CDIs and NYSE shares. The ex-dividend date will be November 6, 2019, for common stockholders and for CDI holders. ResMed has received a waiver from the ASX’s settlement operating rules, which will allow ResMed to defer processing conversions between its common stock and CDI registers from November 6, 2019, through November 7, 2019, inclusive.

Webcast details

ResMed will discuss its first quarter fiscal year 2020 results on its webcast at 1:30 p.m. U.S. Pacific Time today. The live webcast of the call can be accessed on ResMed’s Investor Relations website at investor.resmed.com. Please go to this section of the website and click on the icon for the “Q1 2020 Earnings Webcast” to register and listen to the live webcast. A replay of the earnings webcast will be accessible on our website and available approximately two hours after the live webcast. In addition, a telephone replay of the conference call will be available approximately two hours after the webcast by dialing +1 800-585-8367 (U.S.) or +1 416-621-4642 (outside U.S.) and entering the passcode 1076268. The telephone replay will be available until November 7, 2019.

About ResMed

At ResMed (NYSE: RMD, ASX: RMD) we pioneer innovative solutions that treat and keep people out of the hospital, empowering them to live healthier, higher-quality lives. Our cloud-connected medical devices transform care for people with sleep apnea, COPD, and other chronic diseases. Our comprehensive out-of-hospital software platforms support the professionals and caregivers who help people stay healthy in the home or care setting of their choice. By enabling better care, we improve quality of life, reduce the impact of chronic disease, and lower costs for consumers and healthcare systems in more than 120 countries. To learn more, visit ResMed.com and follow @ResMed.

RMD First Quarter 2020 Earnings Press Release – October 24, 2019	Page 4 of 9

Safe harbor statement

Statements contained in this release that are not historical facts are “forward-looking” statements as contemplated by the Private Securities Litigation Reform Act of 1995. These forward-looking statements – including statements regarding ResMed’s projections of future revenue or earnings, expenses, new product development, new product launches, new markets for its products, the integration of acquisitions, litigation, and tax outlook – are subject to risks and uncertainties, which could cause actual results to materially differ from those projected or implied in the forward-looking statements. Additional risks and uncertainties are discussed in ResMed’s periodic reports on file with the U.S. Securities & Exchange Commission. ResMed does not undertake to update its forward-looking statements.

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RMD First Quarter 2020 Earnings Press Release – October 24, 2019	Page 5 of 9

RESMED INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income

(Unaudited; $ in thousands, except for per share amounts)

	Three Months Ended
	September 30, 2019	September 30, 2018
Net revenue	$681,056	$588,279
Cost of sales	276,001	245,186

Gross profit	$405,055	$343,093
Operating expenses:
Selling, general and administrative	167,440	147,303
Research and development	48,033	38,791
Amortization of acquired intangible assets (1)	18,480	12,867

Total operating expenses	$233,953	$198,961
Income from operations (1)	171,102	144,132
Other income (expenses), net:
Interest income (expense), net	$(10,543)	$(2,786)
Loss attributable to equity method investments	(6,863)	—
Other, net	(3,109)	(2,465)

Total other income (expenses), net	(20,515)	(5,251)

Income before income taxes	$150,587	$138,881
Income taxes	30,439	33,144

Net income	$120,148	$105,737

Basic earnings per share	$0.84	$0.74
Diluted earnings per share	$0.83	$0.73
Non-GAAP diluted earnings per share (1)	$0.93	$0.81
Basic shares outstanding	143,719	142,668
Diluted shares outstanding	145,099	144,030

(1)	See the reconciliation of non-GAAP financial measures in the table at the end of the press release.

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RMD First Quarter 2020 Earnings Press Release – October 24, 2019	Page 6 of 9

RESMED INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited; $ in thousands)

	September 30, 2019	June 30, 2019
ASSETS
Current assets:
Cash and cash equivalents	$172,154	$147,128
Accounts receivable, net	493,836	528,484
Inventories	357,033	349,641
Prepayments and other current assets	138,075	120,113

Total current assets	$1,161,098	$1,145,366
Non-current assets:
Property, plant and equipment, net	$382,970	$387,460
Operating lease right-of-use assets	81,650	—
Goodwill and other intangibles, net	2,353,274	2,378,399
Deferred income taxes and other non-current assets	175,566	196,457

Total non-current assets	$2,993,460	$2,962,316

Total assets	$4,154,558	$4,107,682

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$109,742	$115,725
Accrued expenses	231,253	266,359
Operating lease liabilities, current	19,548	—
Deferred revenue	86,954	88,667
Income taxes payable	90,968	73,248
Short-term debt	11,992	11,992

Total current liabilities	$550,457	$555,991
Non-current liabilities:
Deferred revenue	$82,668	$81,143
Deferred income taxes	15,177	11,380
Operating lease liabilities, non current	65,838	—
Other long term liabilities	2,047	2,058
Long-term debt	1,208,210	1,258,861
Long-term income taxes payable	112,910	126,056

Total non-current liabilities	$1,486,850	$1,479,498

Total liabilities	$2,037,307	$2,035,489

STOCKHOLDERS’ EQUITY:
Common stock	$575	$575
Additional paid-in capital	1,530,011	1,511,473
Retained earnings	2,500,506	2,436,410
Treasury stock	(1,623,256)	(1,623,256)
Accumulated other comprehensive income	(290,585)	(253,009)

Total stockholders’ equity	$2,117,251	$2,072,193

Total liabilities and stockholders’ equity	$4,154,558	$4,107,682

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RMD First Quarter 2020 Earnings Press Release – October 24, 2019	Page 7 of 9

RESMED INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited; $ in thousands)

	Three Months Ended
	September 30, 2019	September 30, 2018
Cash flows from operating activities:
Net income	$120,148	$105,737
Adjustment to reconcile net income to cash provided by operating activities:
Depreciation and amortization	37,954	30,424
Amortization of right-of-use-assets	5,963	—
Stock-based compensation costs	13,256	12,477
Loss attributable to equity method investments	6,863	—
Impairment of equity investments	2,590	1,711
Changes in fair value of business combination contingent consideration	(8)	(183)
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	28,286	20,342
Inventories, net	(14,204)	(15,661)
Prepaid expenses, net deferred income taxes and other current assets	(8,407)	(7,703)
Accounts payable, accrued expenses and other	(30,078)	(99,025)

Net cash provided by operating activities	$162,363	$48,119
Cash flows from investing activities:
Purchases of property, plant and equipment	(22,671)	(12,994)
Patent registration costs	(2,069)	(2,611)
Business acquisitions, net of cash acquired	—	(126,439)
Purchases of investments	(2,741)	(2,467)
Proceeds / (Payments) on maturity of foreign currency contracts	(5,743)	(3,678)

Net cash used in investing activities	$(33,224)	$(148,189)
Cash flows from financing activities:
Proceeds from issuance of common stock, net	5,609	513
Taxes paid related to net share settlement of equity awards	(326)	(124)
Purchases of treasury stock	—	(19,399)
Payment of business combination contingent consideration	(302)	(240)
Proceeds from borrowings, net of borrowing costs	565,000	303,000
Repayment of borrowings	(614,003)	(86,133)
Dividends paid	(56,052)	(52,793)

Net cash (used in) / provided by financing activities	$(100,074)	$144,824

Effect of exchange rate changes on cash	$(4,039)	$(3,267)

Net increase / (decrease) in cash and cash equivalents	25,026	41,487
Cash and cash equivalents at beginning of period	147,128	188,701

Cash and cash equivalents at end of period	$172,154	$230,188

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RMD First Quarter 2020 Earnings Press Release – October 24, 2019	Page 8 of 9

RESMED INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(Unaudited; $ in thousands, except for per share amounts)

The measure, “non-GAAP income from operations” is reconciled with GAAP income from operations below:

	Three Months Ended
	September 30, 2019	September 30, 2018
GAAP income from operations	$171,102	$144,132
Amortization of acquired intangible assets (A)	18,480	12,867
Deferred revenue fair value adjustment (A)	1,445	—

Non-GAAP income from operations	$191,027	$156,999

The measures “non-GAAP net income” and “non-GAAP diluted earnings per share” are reconciled with GAAP net income and GAAP diluted earnings per share in the table below:

	Three Months Ended
	September 30, 2019	September 30, 2018
GAAP net income	$120,148	$105,737
Amortization of acquired intangible assets, net of tax (A)	14,122	9,987
Deferred revenue fair value adjustment, net of tax (A)	1,107	—
U.S. tax reform	—	534

Non-GAAP net income (A)	$135,377	$116,258

Diluted shares outstanding	145,099	144,030
GAAP diluted earnings per share	$0.83	$0.73
Non-GAAP diluted earnings per share (A)	$0.93	$0.81

(A)

ResMed adjusts for the impact of the amortization of acquired intangibles and deferred revenue fair value adjustment, from their evaluation of ongoing operations, and believes that investors benefit from adjusting these items to facilitate a more meaningful evaluation of current operating performance.

ResMed believes that non-GAAP diluted earnings per share is an additional measure of performance that investors can use to compare operating results between reporting periods. ResMed uses non-GAAP information internally in planning, forecasting, and evaluating the results of operations in the current period and in comparing it to past periods. ResMed believes this information provides investors better insight when evaluating ResMed’s performance from core operations and provides consistent financial reporting. The use of non-GAAP measures is intended to supplement, and not to replace, the presentation of net income and other GAAP measures. Like all non-GAAP measures, non-GAAP earnings are subject to inherent limitations because they do not include all the expenses that must be included under GAAP.

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RMD First Quarter 2020 Earnings Press Release – October 24, 2019	Page 9 of 9

RESMED INC. AND SUBSIDIARIES

Revenue by Product and Region

(Unaudited; $ in thousands, except for per share amounts)

	Three Months Ended
	September 30, 2019	September 30, 2018	% Change	Constant Currency (A)
U.S., Canada and Latin America
Devices	$186.9	$172.4	8%
Masks and other	183.4	154.0	19

Total Sleep and Respiratory Care	$370.3	$326.4	13
Software as a Service	86.9	47.5	83

Total	$457.2	$373.9	22

Combined Europe, Asia and other markets
Devices	$151.9	$151.7	0%	4%
Masks and other	72.0	62.7	15	19

Total Sleep and Respiratory Care	$223.9	$214.4	4	8

Global revenue
Devices	$338.8	$324.1	5%	6%
Masks and other	255.4	216.7	18	19

Total Sleep and Respiratory Care	$594.2	$540.8	10	11
Software as a Service	86.9	47.5	83	83

Total	$681.1	$588.3	16	17

(A)

In order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency fluctuations, we provide certain financial information on a “constant currency basis,” which is in addition to the actual financial information presented. In order to calculate our constant currency information, we translate the current period financial information using the foreign currency exchange rates that were in effect during the previous comparable period. However, constant currency measures should not be considered in isolation or as an alternative to U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

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